UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54735	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

As reported under Item 5.07 below, at the KaloBios Pharmaceuticals, Inc. (the “Company”) special meeting of stockholders (the “Special Meeting”) held on November 12, 2012, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation (the “Amendment”), as described as Proposal No. 2 of Item 5.07 below, which description is hereby incorporated by reference into this Item 3.03, and on November 13, 2012, the Company filed the Amendment with the Secretary of State of the State of Delaware. The Amendment became effective upon the filing with the Secretary of State.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Special Meeting held on November 12, 2012 and the number of votes cast for or against and the number of abstentions with respect to each matter.

1.	Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding capital stock such that every three (3) to four (4) shares (the “Reverse Split Range”) of the Company’s issued and outstanding capital stock will be combined and reclassified into one share of the Company’s capital stock of the same class and series, with the exact ratio within the Reverse Split Range to be determined by the Company’s board of directors (“Proposal No. 1”).

	FOR	AGAINST	ABSTAIN
Outstanding shares of preferred stock:	38,714,760	0	0
Outstanding shares of common stock and preferred stock:	44,707,543	6,666	0

In accordance with the above results, Proposal No. 1 was approved.

2.	Approval of an amendment to the Company’s certificate of incorporation to include a provision whereby (i) the holders of not less than sixty percent (60%) of the then outstanding shares of preferred stock and (ii) the holders of not less than sixty percent (60%) of the then outstanding shares of Series E Preferred Stock may determine that an issuance of shares of the Company’s capital stock will be exempt from the price-based anti-dilution adjustment applicable to the Company’s preferred stock (“Proposal No. 2”).

	FOR	AGAINST	ABSTAIN
Outstanding shares of preferred stock:	38,714,760	0	0
Outstanding shares of Series E Preferred Stock:	5,955,881	0	0
Outstanding shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock:	32,758,879	0	0
Outstanding shares of common stock and preferred stock:	44,607,751	6,666	99,792

In accordance with the above results, Proposal No. 2 was approved.

3.	Approval of an amended and restated certificate of incorporation to be effective immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock (“Proposal No. 3”).

	FOR	AGAINST	ABSTAIN
Outstanding shares of preferred stock:	38,714,760	0	0
Outstanding shares of Series E Preferred Stock:	5,955,881	0	0
Outstanding shares of Series D Preferred Stock:	9,785,196	0	0
Outstanding shares of Series C Preferred Stock:	3,472,228	0	0
Outstanding shares of common stock and preferred stock:	44,707,543	6,666	0

In accordance with the above results, Proposal No. 3 was approved.

4.	Approval of amended and restated bylaws to be effective immediately prior to the consummation of the Company’s proposed registered initial public offering of its common stock (“Proposal No. 4”).

	FOR	AGAINST	ABSTAIN
Outstanding shares of preferred stock:	38,714,760	0	0
Outstanding shares of common stock and preferred stock:	44,707,543	6,666	0

In accordance with the above results, Proposal No. 4 was approved.

5.	Approval of the KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan and the reservation of up to 600,000 shares of common stock for purchase thereunder (“Proposal No. 5”).

	FOR	AGAINST	ABSTAIN
Outstanding shares of preferred stock:	38,714,760	0	0
Outstanding shares of common stock and preferred stock:	44,714,209	0	0

In accordance with the above results, Proposal No. 5 was approved.

There are no shares held by a broker or bank for a beneficial owner and therefore there were no “broker non-votes” for any of the matters voted upon at the Special Meeting.

These proposals are described in more detail in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission on October 29, 2012 in connection with the Special Meeting. For information on how the votes have been tabulated for these proposals, see the Company’s definitive proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David Pritchard
David Pritchard
Chief Executive Officer

Dated: November 16, 2012